EMPLOYEE SOLUTIONS, INC.
                             1995 STOCK OPTION PLAN,
                        AS AMENDED BY SHAREHOLDER ACTION
                        ON JUNE 26, 1996 AND JULY 9, 1997
                        AND BY BOARD OF DIRECTORS ACTION
                               ON JANUARY 25, 1998
                      AND AS AMENDED BY SHAREHOLDER ACTION
                                 ON JUNE 2, 1998



1.     Purpose

The purposes of the 1995 Stock Option Plan ("Plan") of Employee Solutions, Inc., an Arizona corporation, are to attract and retain the best available employees and directors of Employee Solutions, Inc. or any parent or subsidiary or affiliate of Employee Solutions, Inc. which now exists or hereafter is organized or acquired by or acquires Employee Solutions, Inc. (collectively or individually as the context requires the "Company") as well as appropriate third parties who can provide valuable services to the Company, to provide additional incentive to such persons and to promote the success of the business of the Company. This Plan is intended to comply with Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended or any successor rule ("Rule 16b-3"), and the Plan shall be construed, interpreted and administered to comply with Rule 16b-3.

2.     Definitions

       (a) "Affiliate" means any corporation, partnership, joint venture or other entity, domestic or foreign, in which the Company, either directly or through another affiliate or affiliates, has a 50% or more ownership interest.

       (b) "Affiliated Group" means the group consisting of the Company and any entity that is an "affiliate," a "parent" or a "subsidiary" of the Company.

       (c) "Board" means the Board of Directors of the Company.

       (d) "Committee" means the Compensation or Stock Option Committee of the Board (as designated by the Board), if such a committee has been appointed.

       (e) "Code" means the United States Internal Revenue Code of 1986, as amended.

       (f) "Incentive Stock Options" means options intended to qualify as incentive stock options under Section 422 of the Code, or any successor provision.
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       (g) "ISO  Group"  means  the  group  consisting  of the  Company  and any corporation that is a "parent" or a "subsidiary" of the Company.

       (h) "Nonemployee Director" shall have the meaning assigned in Section 4(a)(ii) hereof.

       (i) "Nonqualified Stock Options" means options that are not intended to qualify for favorable income tax treatment under Sections 421 through 424 of the Code.

       (j) "Parent" means a corporation that is a "parent" of the Company within the meaning of Code Section 424(e).

       (k) "Section 16" means Section 16 of the Securities Exchange Act of 1934, as amended.

       (l) "Subsidiary" means a corporation that is a "subsidiary" of the Company within the meaning of Code Section 424(f).

3.     Incentive and Nonqualified Stock Options

       Two  types  of  options   (referred  to  herein  as  "options,"   without
       distinction  between  such two  types)  may be  granted  under  the Plan:
       Incentive Stock Options and Nonqualified Stock Options.

4.     Eligibility and Administration

       (a) Eligibility. The following individuals shall be eligible to receive grants pursuant to the Plan as follows:

              (i) Any employee (including any officer or director who is an employee) of the Company or any ISO Group member shall be eligible to receive either Incentive Stock Options or Nonqualified Stock Options under the Plan. An employee may receive more than one option under the Plan.

              (ii) Any director who is not an employee of the Company or any Affiliated Group member (a "Nonemployee Director") shall be eligible to receive only Nonqualified Stock Options in the manner provided in paragraph 12 hereof.

              (iii) Any other individual whose participation the Board or the Committee determines is in the best interests of the Company shall be eligible to receive Nonqualified Stock Options.

       (b) Administration. The Plan may be administered by the Board or by a Committee appointed by the Board which is constituted so to permit the Plan to comply under Rule 16b-3.

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The Company shall indemnify and hold harmless each director and Committee member for any action or determination made in good faith with respect to the Plan or any option. Determinations by the Committee or the Board shall be final and conclusive upon all parties.

5.     Shares Subject to Options

       The stock available for grant of options under the Plan shall be shares of the Company's authorized but unissued or reacquired voting common stock. The aggregate number of shares that may be issued pursuant to exercise of options granted under the Plan shall be 4,370,000 shares. No individual shall be granted options for more than 250,000 shares in any calendar year. If any outstanding option grant under the Plan for any reason expires or is terminated, the shares of common stock allocable to the unexercised portion of the option grant shall again be available for options under the Plan as if no options had been granted with respect to such shares.

6.     Terms and Condition of Options

       Option grants under the Plan shall be evidenced by agreements in such form and containing such provisions as are consistent with the Plan as the Board or the Committee shall from time to time approve. Each agreement shall specify whether the option(s) granted thereby are Incentive Stock Options or Nonqualified Stock Options. Such agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

       (a) Shares Granted. Each option grant agreement shall specify the number of Incentive Stock Options and/or Nonqualified Stock Options being granted; one option shall be deemed granted for each share of stock. In addition, each option grant agreement shall specify the exercisability and/or vesting schedule of such options, if any.

       (b) Purchase Price. The purchase price for a share subject to (i) a Nonqualified Stock Option may be any amount determined in good faith by the Committee, and (ii) an Incentive Stock Option shall not be less than 100% of the fair market value of the share on the date the option is granted, provided, however, the option price of an Incentive Stock Option shall not be less than 110% of the fair market value of such share on the date the option is granted to an individual then owning (after the application of the family and other attribution rules of Section 424(d) or any successor rule of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any ISO Group member. For purposes of the Plan, "fair market value" at any date shall be (i) the reported closing price of such stock on the New York Stock Exchange or other established stock exchange or Nasdaq National Market on such date, or if no sale of such stock shall

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              have been made on that date, on the preceding  date on which there was such a sale, (ii) if such stock is not then listed on an exchange or the Nasdaq National Market, the last trade price per share for such stock in the over-the-counter market as quoted on Nasdaq or the pink sheets or successor publication of the National Quotation Bureau on such date, or (iii) if such stock is not then listed or quoted as referenced above, an amount determined in good faith by the Board or the Committee.

       (c) Termination. Unless otherwise provided herein or in a specific option grant agreement which may provide for accelerated vesting and/or longer or shorter periods of exercisability, no option shall be exercisable after the expiration of the earliest of

                     (i)    in the case of an Incentive Stock Option:

                           (1) 10 years from the date the option is granted, or five years from the date the option is granted to an individual owning (after the application of the family and other attribution rules of
                                Section 424(d) of the Code) at the time such option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any ISO Group member,

                           (2) three months after the date the optionee ceases to perform services for the Company or any ISO Group member, if such cessation is for any reason other than death, disability (within the meaning of Code Section 22(e)(3)), or cause,

                           (3) one year after the date the optionee ceases to perform services for the Company or any ISO Group member, if such cessation is by reason of death or disability (within the meaning of Code
                                Section 22(e)(3)), or

                           (4) the date the optionee ceases to perform services for the Company or any ISO Group member, if such cessation is for cause, as determined by the Board or the Committee in its sole discretion;

                     (ii)   in the case of a Nonqualified Stock Option;

                           (1)  10 years from the date the option is granted,

                           (2) two years after the date the optionee ceases to perform services for the Company or any Affiliated Group member, if such cessation is for any reason other than death, permanent disability, retirement or cause,

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                           (3)  three years after the date the  optionee  ceases
                                to perform services for the Company or any Affiliated Group member, if such cessation is by
                                reason  of  death,   permanent   disability   or
                                retirement, or

                           (4) the date the optionee ceases to perform services for the Company or any Affiliated Group member, if such cessation is for cause, as determined by the Board or the Committee in its sole discretion; provided, that, unless otherwise provided in a specific option grant agreement, an option shall only be exercisable for the periods above following the date an optionee ceases to perform services to the extent the option was exercisable on the date of such cessation.

       (d) Method of Payment. The purchase price for any share purchased pursuant to the exercise of an option granted under the Plan shall be paid in full upon exercise of the option by any of the following methods, (i) by cash, (ii) by check, or (iii) to the extent permitted under the particular grant agreement, by transferring to the Company shares of stock of the Company at their fair market value as of the date of exercise of the option as determined in accordance with paragraph 6(b), provided that the optionee held the shares of stock for at least six months. Notwithstanding the foregoing, the Company may arrange for or cooperate in permitting broker- assisted cashless exercise procedures. The Company may also extend and maintain, or arrange for the extension and maintenance of, credit to an optionee to finance the optionee's purchase of shares pursuant to the exercise of options, on such terms as may be approved by the Board or the Committee, subject to applicable regulations of the Federal Reserve Board and any other applicable laws or regulations in effect at the time such credit is extended.

       (e) Exercise. Except for options which have been transferred pursuant to paragraph 6(f), no option shall be exercisable during the lifetime of an optionee by any person other than the optionee, his or her guardian or legal representative. The Board or the Committee shall have the power to set the time or times within which each option shall be exercisable and to accelerate the time or times of exercise; provided, however, except as provided in paragraph 12, no options may be exercised prior to the later of the expiration of six months from the date of grant thereof or shareholder approval, unless otherwise provided by the Board or Committee. To the extent that an optionee has the right to exercise one or more options and purchase shares pursuant thereto, the option(s) may be exercised from time to time by written notice to the Company stating the number of shares being purchased and accompanied by payment in full of the purchase price for such shares. Any certificate for shares of outstanding stock used to pay the

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
              purchase price shall be accompanied by a stock power duly endorsed in blank by the registered owner of the certificate (with the signature thereon guaranteed). If the certificate tendered by the optionee in such payment covers more shares than are required for such payment, the certificate shall also be accompanied by instructions from the optionee to the Company's transfer agent with respect to the disposition of the balance of the shares covered thereby.

       (f) Nontransferability. No option shall be transferable by an optionee otherwise than by will or the laws of descent and distribution, provided that the Committee in its discretion may grant options that are transferable, without payment of consideration, to immediate family members of the optionee or to trusts or partnerships for such family members; the Committee may also amend outstanding options to provide for such transferability.

       (g) ISO $100,000 Limit. If required by applicable tax rules regarding a particular grant, to the extent that the aggregate fair market value (determined as of the date an Incentive Stock Option is granted) of the shares with respect to which an Incentive Stock Option grant under this Plan (when aggregated, if appropriate, with shares subject to other Incentive Stock Option grants made before said grant under this Plan or another plan maintained by the Company or any ISO Group member) is exercisable for the first time by an optionee during any calendar year exceeds $100,000 (or such other limit as is prescribed by the Code), such option grant shall be treated as a grant of Nonqualified Stock Options pursuant to Code Section 422(d).

       (h) Investment Representation. Unless the shares of stock covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, as amended, each optionee by accepting an option grant represents and agrees, for himself or herself and his or her transferees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the option grant will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of any option grant, the person entitled to exercise the same shall upon request of the Company furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company may if it deems appropriate affix a legend to certificates representing shares of stock purchased upon exercise of options indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify its transfer agent.

       (i) Rights of Optionee. An optionee or transferee holding an option grant shall have no rights as a shareholder of the Company with respect to any shares covered by any option

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
              grant until the date one or more of the options granted thereunder have been properly exercised and the purchase price for such shares has been paid in full. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided for in paragraph 6(k). Nothing in the Plan or in any option grant agreement shall confer upon any optionee any right to continue performing services for the Company or any Affiliated Group member, or interfere in any way with any right of the Company or any Affiliated Group member to terminate the optionee's services at any time.

       (j) Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of an option. The value of any fractional share subject to an option grant shall be paid in cash in connection with an exercise that results in all full shares subject to the grant having been exercised.

       (k) Reorganizations, Etc. Subject to paragraph 9 hereof, if the outstanding shares of stock of the class then subject to this Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, stock splits, reverse stock splits, stock dividends, spin-offs, other distributions of assets to shareholders, appropriate adjustments shall be made in the number and/or type of shares or securities for which options may thereafter be granted under this Plan and for which options then outstanding under this Plan may thereafter be exercised. Any such adjustments in outstanding options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such options.

       (l) Option Modification. Subject to the terms and conditions and within the limitations of the Plan, the Board or the Committee may modify, extend or renew outstanding options granted under the Plan, accept the surrender of outstanding options (to the extent not theretofore exercised), reduce the exercise price of outstanding options, or authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an option (either directly or through modification of the Plan) shall, without the consent of the optionee, alter or impair any rights of the optionee under the option.

       (m) Grants to Foreign Optionees. The Board or the Committee in order to fulfill the Plan purposes and without amending the Plan may modify grants to participants who are foreign nationals or performing services for the Company

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              or an  Affiliated  Group  member  outside  the  United  States  to recognize differences in local law, tax policy or custom.

       (n) Other Terms. Each option grant agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board or the Committee, such as without limitation discretionary performance standards, tax withholding provisions, or other forfeiture provisions regarding competition and confidential information.

7.     Termination or Amendment of the Plan

       The Board may at any time terminate or amend the Plan; provided, that shareholder approval shall be obtained of any action for which shareholder approval is required in order to comply with Rule 16b-3, the Code or other applicable laws or regulatory requirements within such time periods prescribed.

8.     Shareholder Approval and Term of the Plan

       The Plan shall be effective as of April 6, 1995, the date as of which it was adopted by the Board, subject to ratification by the shareholders of the Company within (each of) the time period(s) prescribed under Rule
       16b-3, the Code, and any other applicable laws or regulatory requirements, and shall continue thereafter until terminated by the Board. Unless sooner terminated by the Board, in its sole discretion, the Plan will expire on April 6, 2005 solely with respect to the granting of Incentive Stock Options or such later date as may be permitted by the Code for Incentive Stock Options, provided that options outstanding upon termination or expiration of the Plan shall remain in effect until they have been exercised or have expired or been forfeited.

9.     Merger, Consolidation or Reorganization

       In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, the Board, the Committee (subject to the approval of the Board) or the board of directors of any corporation assuming the obligations of the Company hereunder shall take action regarding each outstanding and unexercised option pursuant to either clause (a) or (b) below:

       (a) Appropriate provision may be made for the protection of such option by the substitution on an equitable basis of appropriate shares of the surviving corporation, provided that the excess of the aggregate fair market value (as defined in paragraph 6(b)) of the shares subject to such option immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to option immediately after such substitution over the exercise price thereof; or

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       (b)    Appropriate  provision  may be made for the  cancellation  of such option. In such event, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the optionee an amount of cash (less normal withholding taxes) equal to the excess of the highest fair market value (as defined in paragraph 6(b)) per share of the Common Stock during the 60-day period immediately preceding the merger, consolidation or reorganization over the option exercise price, multiplied by the number of shares subject to such options (whether or not then exercisable).

10.    Dissolution or Liquidation

       Anything contained herein to the contrary notwithstanding, on the effective date of any dissolution or liquidation of the Company, the holder of each then outstanding option (whether or not then exercisable) shall receive the cash amount described in paragraph 9(b) hereof and such option shall be cancelled.

11.    Withholding Taxes

       (a) General Rule. Pursuant to applicable federal and state laws, the Company is or may be required to collect withholding taxes upon the exercise of an option. The Company may require, as a condition to the exercise of an option or the issuance of a stock certificate, that the optionee concurrently pay to the Company (either in cash or, at the request of optionee but in the discretion of the Board or the Committee and subject to such rules and regulations as the Board or the Committee may adopt from time to time, in shares of Common Stock of the Company) the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise, in such amount as the Committee or the Board in its discretion may determine.

       (b) Withholding from Shares to be Issued. In lieu of part or all of any such payment, the optionee may elect, subject to such rules and regulations as the Board or the Committee may adopt from time to time, or the Company may require that the Company withhold from the shares to be issued that number of shares having a fair market value (as defined in paragraph 6(b)) equal to the amount which the Company is required to withhold.

       (c) Special Rule for Insiders. Any such request or election (to satisfy a withholding obligation using shares) by an individual who is subject to the provisions of Section 16 shall be made in accordance with the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

12.    Automatic Grants to Certain Directors

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       (a)    Grant.  Except in the case of an initial election of a Nonemployee
              Director (which shall be governed by subsection (c) hereof) each person who is elected as a Nonemployee Director at any Annual Meeting of Shareholders automatically shall be granted, effective as of the date of such Annual Meeting, options to acquire 2,500 shares of the Company's Common Stock for each year of the term to which such Nonemployee Director is elected. Options granted pursuant to this paragraph 12 shall become exercisable at the rate of 2,500 shares of the Company's Common Stock upon the date of each Annual Meeting following the date of grant, provided that the Nonemployee Director has served as such throughout the preceding year. Notwithstanding anything herein to the contrary, any person who is a Nonemployee Director as of April 30, 1996 shall not be entitled to receive any grant under this paragraph 12 until the 2000 Annual Meeting of Shareholders.

       (b) Certain Option Terms. Options granted pursuant to this paragraph 12 shall have a 10-year term from the date of grant, provided that any option held by a Nonemployee Director who is removed from the Board for cause shall expire on the date of such removal. The exercise price of all options granted pursuant to this paragraph 12 shall be the fair market value of the Company's Common Stock on the date of grant.

       (c) Initial Election to Board of Directors. Any person who initially becomes a Nonemployee Director, whether at an Annual Meeting of Shareholders or at any time other than on the date of an Annual Meeting, shall automatically be granted options exercisable for 10,000 shares of Common Stock for the first year (including a partial year in the case of an election between Annual Meeting), and for an additional 2,500 shares of Common Stock for each additional year of the term to which such Nonemployee Director is elected. Options for one third of such shares shall vest on each of the first three anniversary dates of the initial election to the Board. Other terms of such option shall be as set forth elsewhere in this paragraph 12.

       (d) Stock Splits. Notwithstanding anything in the Plan to the contrary, the number of options to be granted pursuant to paragraphs 12(a) and 12(c) shall not be adjusted for forward stock splits or similar occurrences which are effected during the year ending December 31, 1996, provided that options granted pursuant to paragraphs 12(a) or 12(c) prior to the effective date of any such occurrence shall be subject to adjustment in the same manner as other options granted pursuant to the Plan.

       (e) Limitation on Amendment. This paragraph 12 shall not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

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